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                                                                    EXHIBIT 11.1

                                AFFYMETRIX, INC.
                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE
                    (In thousands, except per share amounts)
                                   (Unaudited)


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                                                                 Three Months Ended                 Nine Months Ended
                                                                    September 30,                      September 30,
                                                            ---------------------------       -----------------------------
                                                                 1997           1996           1997                1996
                                                            -----------      ----------      -----------        -----------
Net loss ...............................................     $  (5,307)       $  (2,579)      $  (15,439)        $  (10,277)
                                                            -----------      ----------      -----------        -----------
                                                            -----------      ----------      -----------        -----------
Historical primary and fully diluted number of shares:
     Weighted average common shares.....................        22,648           22,449           22,612              9,807
     Shares related to SAB Topic 4D.....................             0                0                0              2,468
                                                            -----------      ----------      -----------        -----------
Shares used in computing net loss per share.............        22,648           22,449           22,612             12,275
                                                            -----------      ----------      -----------        -----------
                                                            -----------      ----------      -----------        -----------

Net loss per share .....................................      $  (0.23)        $  (0.11)        $  (0.68)          $  (0.84)
                                                            -----------      ----------      -----------        -----------
                                                            -----------      ----------      -----------        -----------

Pro forma number of shares:
     Weighted average common shares.....................        22,648           22,449           22,612              9,807
     Shares related to SAB Topic 4D.....................             0                0                0              2,468
     Convertible preferred shares, as if converted......             0                0                0              7,062
                                                            -----------      ----------      -----------        -----------

Shares used in computing pro forma loss per shares......        22,648           22,449           22,612             19,337
                                                            -----------      ----------      -----------        -----------
                                                            -----------      ----------      -----------        -----------

Pro forma net loss per share............................     $  (0.23)        $  (0.11)        $  (0.68)          $  (0.53)
                                                            -----------      ----------      -----------        -----------
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